UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

BEACH ACQUISITION CO PARENT, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-287891	33-4932106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 3G Capital Partners L.P.
600 Third Avenue, 37th Floor New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 893-6727

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 12, 2025, the registrant, Beach Acquisition Co Parent, LLC, a Delaware limited liability company (the “Company,” “we,” “us,” or “our”), acquired Skechers U.S.A., Inc., a Delaware corporation (“Skechers”), pursuant to that certain Agreement and Plan of Merger, dated as of May 4, 2025 (the “Merger Agreement”), by and among the Company, Skechers and Beach Acquisition Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of the Company (“Merger Sub” and together with the Company, the “Buyer Parties”). Pursuant to the Merger Agreement, Merger Sub merged with and into Skechers (the “Merger”) with Skechers continuing as the surviving corporation and an indirect subsidiary of the Company. The Merger Agreement and the transactions contemplated thereby, including the Merger, are referred to collectively herein as the “Transaction.” The Buyer Parties are affiliates of investment funds managed by 3G Capital Partners L.P.

Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

Indentures

As previously announced, on July 30, 2025, Beach Acquisition Bidco, LLC, a Delaware limited liability company (the “Issuer”) an indirect parent of Skechers entered into (i) an indenture, dated as of July 14, 2025 (the “Secured Notes Indenture”), in connection with the issuance and sale of €1.0 billion in aggregate principal amount of 5.250% Senior Secured Notes due 2032 (the “Senior Secured Notes”) and (ii) an indenture, dated as of July 14, 2025 (the “PIK Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”), in connection with the issuance and sale of $2.2 billion in aggregate principal amount of 10.000% / 10.750% Senior PIK Toggle Notes due 2033 (the “Senior PIK Notes” and, together with the Senior Secured Notes, the “Notes”). The Issuer caused to be deposited an amount of cash equal to the aggregate principal amount of Notes (the “Escrowed Proceeds”) into segregated escrow accounts until the date that certain escrow release conditions (the “Escrow Release Conditions”), including the consummation of the Merger, were satisfied. On September 12, 2025, the Escrow Release Conditions were satisfied, and the Escrowed Proceeds were released from the escrow accounts and used to fund a portion of the cash purchase price of the Merger and to pay related fees and expenses (the “Escrow Release”).

In connection with the Merger and upon the Escrow Release, Skechers (i) pursuant to a supplemental indenture to the Secured Notes Indenture, dated as of September 12, 2025 (the “Secured Notes Supplemental Indenture”) guaranteed the Secured Notes on a senior secured basis, along with Beach Acquisition Midco, LLC (“Midco”) and each of the Issuer’s existing and future wholly-owned subsidiaries that guarantee the obligations under the Senior Secured Credit Facilities (as defined below), including all material U.S. subsidiaries and certain non-U.S. subsidiaries and (ii) pursuant to a supplemental indenture to the PIK Notes Indenture, dated as of September 12, 2025 (the “PIK Notes Supplemental Indenture”) guaranteed the PIK Notes on a senior unsecured basis, along with each of the Issuer’s existing and future wholly-owned subsidiaries that guarantee the obligations under the Senior Secured Credit Facilities, including all material U.S. subsidiaries and certain non-U.S. subsidiaries who will subsequently join the Senior Secured Credit Facilities.

Credit Agreement

On September 12, 2025, the Issuer, as the borrower, entered into that certain Credit Agreement with Midco, as holdings, the lenders from time to time party thereto, the issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the lenders and collateral agent (the “Credit Agreement”), which provides for (i) a $1,555.0 million USD first lien term loan facility and €1,250.0 million Euro first lien term loan facility, for an aggregate USD equivalent of $3,005.0 million (together, the “Term Loan Facility”) and (ii) a $1,600.0 million first lien cash flow revolving facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”). The obligations under the Credit Agreement are guaranteed by Skechers and certain other material U.S. subsidiaries and certain non-U.S. subsidiaries of Skechers who will subsequently join the Senior Secured Credit Facilities. The Senior Secured Credit Facilities are

secured on a first priority basis by substantially all assets of Skechers and guarantors (subject to certain exclusions and exceptions).

The Indentures and the Credit Agreement include representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type. The foregoing descriptions of the Credit Agreement and the Indentures do not purport to be complete and are qualified in its entirety by the full text of the Credit Agreement and the Indentures, copies of which are filed herewith as Exhibits 10.2, 10.3 and Exhibit 10.4, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report is incorporated by reference into this Item 2.01.

On the terms and subject to the conditions set forth in the Merger (the “Effective Time”), each share of Class A common stock of Skechers, par value $0.001 per share (the “Class A Common Stock”), and Class B common stock of Skechers, par value $0.001 per share (the “Class B Common Stock” and together with Class A Common Stock, the “Skechers Common Stock”) that was outstanding as of immediately prior to the Effective Time (other than any share of Skechers Common Stock that was (i) (A) held by Skechers and its subsidiaries; (B) owned by the Buyer Parties; or (C) owned by any direct or indirect subsidiary of the Buyer Parties as of immediately prior to the Effective Time or (ii) held by any stockholder who neither voted in favor of the Transaction nor consented thereto in writing and has properly and validly exercised his, her or its statutory rights of appraisal in respect of such shares of Skechers Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware) was cancelled and extinguished and automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”), subject to the election mechanics described below:

(a) an amount in cash equal to $63.00, without interest thereon, pursuant to applicable election procedures (the “Cash Election Consideration”); or

(b) an amount in cash equal to $57.00 and one unlisted limited liability company unit of the Company (such unit, the “Parent Unit” and such consideration, subject to proration as set forth in the Merger Agreement, the “Mixed Election Consideration”).

Company Equity Awards

As of the Effective Time, by virtue of the Merger:

(a) Each restricted stock award whose vesting was only tied to service-vesting conditions (“Skechers RSA”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive the Cash Election Consideration for each share of Skechers Common Stock subject to such restricted stock award, subject to any applicable withholding taxes;

(b) Each restricted stock award whose vesting was tied in full or in part to the achievement of performance goals or metrics (“Skechers PSA”) was cancelled and replaced with a right to receive one Class P Unit (as defined in the Amended and Restated Limited Liability Company Agreement of the Company (“A&R LLCA”)) for each share of Skechers Common Stock subject to such Skechers PSA and such award is subject to (A) the same service-based vesting conditions as applicable to the replaced Skechers PSA and (B) all other terms and conditions as were applicable to the corresponding Skechers PSAs as of immediately prior to the Effective Time (excluding the performance-based vesting terms and including any accelerated vesting terms upon a qualifying termination of service contained in such Skechers PSA); and

(c) Each restricted stock unit award, whether vested or unvested, that was outstanding immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive the Cash Election Consideration for each share of Skechers Common Stock subject to such restricted stock unit award, subject to any applicable withholding taxes payable in respect thereof.

Performance for the Skechers PSAs was: (i) with respect to any Skechers PSAs for which performance was measured based on relative total shareholder return, based on actual performance through the Effective Time (or, if earlier, based on actual performance through the measurement date of such Skechers PSAs) and (ii) with respect to any Skechers PSAs for which performance was measured based on earnings per share, based on target performance where the applicable performance period had not ended as of the Effective Time, and otherwise, based on actual performance.

The description of the Transaction and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and incorporated by reference herein.

The Company will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed pursuant to Item 9.01 of Form 8-K within 71 days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Other than as discussed in Item 5.02 below, the Company’s directors and executive officers are described in the section titled “Directors and Management of Parent After Completion of the Transaction,” beginning on page 142 of the Company’s information statement/prospectus initially filed with the SEC on June 10, 2025 and declared effective on August 5, 2025 (the “Information Statement/Prospectus”), and “Certain Relationships and Related Party Transactions,” beginning on page 145 of the Information Statement/Prospectus, each of which is incorporated herein by reference.

Appointment of Directors

In connection with the Transaction, effective as of the closing date, the following individuals were appointed to serve on the board of directors of the Company (the “Company Board”):

•	Alexandre Behring
•	Daniel S. Schwartz

Appointment of Officers

In connection with the Transaction, effective as of the closing date, the following individuals were named as executive officers of the Company.

Name	Age	Title
Robert Greenberg	85	Chief Executive Officer
Michael Greenberg	62	President
John Vandemore	52	Chief Financial Officer
David Weinberg	74	Chief Operating Officer and Executive Vice President
Mark Nason	63	Executive Vice President of Product Development

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the closing, the Company amended and restated its limited liability company agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein, to provide for, among other things, the issuance of the Parent Units to the holders of Skechers Common Stock that validly elected to receive the Mixed Election Consideration (subject to proration as set forth in the Merger Agreement) (collectively, the “Legacy Holders”), and 3G Fund VI, L.P., a Cayman Islands exempted limited partnership (“Fund VI”).

Pursuant to the A&R LLCA, the Legacy Holders will, by majority vote of the Parent Units held by such Legacy Holders, elect a representative (the “Legacy Holder Representative”). The Legacy Holder Representative may resign at any time and may be removed by majority vote of the Parent Units held by the Legacy Holders. Any replacement Legacy Member Representative will be elected by majority vote of the Legacy Holders.

Pursuant to the A&R LLCA, the Parent Units have the following rights and are subject to the following restrictions:

(a) the Parent Units held by Legacy Holders are not transferrable (other than transfers (i) to affiliates, (ii) for customary estate-planning purposes, (iii) pursuant to the tag-along or drag-along provisions or (iv) in connection with a liquidity transaction requested by the Legacy Holder Representative);

(b) any attempt to transfer Parent Units by a Legacy Holder in violation of the transfer restrictions set forth in the A&R LLCA will be void and, if intentional, would result in such Legacy Holder’s immediate (i) forfeiture of all of his, her or its Parent Units for no consideration and (ii) removal as a member of the Company;

(c) the Legacy Holders who are (i) former holders of Class B Common Stock or (ii) executive officers or employees above the Senior Vice President level of Skechers as of the date of the Merger Agreement and the closing date are subject to non-competition, non-solicitation and no-hire covenants for so long as they remain members of the Company and for 18 months thereafter;

(d) each holder of Parent Units is subject to non-disparagement covenants for so long as such holder remains a member of the Company and for 24 months thereafter;

(e) the Parent Units are subject to customary drag-along rights exercisable by Fund VI in connection with any change of control transaction undertaken by Fund VI with a third party;

(f) holders of the Parent Units have customary preemptive rights and Legacy Holders have customary tag-along rights;

(g) the Legacy Holders are not entitled to any information rights with respect to the books and records or operations of the Company;

(h) the Legacy Holder Representative serves on the Company Board and is entitled to concurrent access to any information provided to holders of debt securities of the Company or its subsidiaries, including audited and unaudited financial statements of the Company;

(i) five years following the date of the A&R LLCA, the Legacy Holder Representative may request that the Company pursue an initial public offering or change of control that would result in a sale of 100% of Parent Units held by Legacy Holders (subject to and in accordance with the terms of the A&R LLCA); and

(j) consent of the Legacy Holder Representative is required for (i) any amendments to the A&R LLCA which would adversely and disproportionately affect the Legacy Holders, adversely impact any rights or obligations of the Legacy Holders or adversely affect the rights of the Legacy Holder Representative as a director of the Company, (ii) any redemptions, repurchases or recapitalizations of Parent Units (including Class P Units) other than on a pro rata, pari passu basis, (iii) any distributions other than on a pro rata, pari passu basis, (iv) any change of control merger or similar transaction other than on terms that would apply to a drag-along sale and (v) any transactions entered into between the Company and Fund VI or its affiliates (other than, among other things, (A) on an arm’s length basis and in the ordinary course of business approved by the Company Board, (B) customary arrangements with independent directors, officers and other service providers on arm’s length terms and with

Company Board approval, (C) issuances of equity securities in accordance with the A&R LLCA, (D) customary indemnification and expense reimbursement arrangements or (E) on terms supported by a fairness opinion).

The information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On September 12, 2025, the Company and Skechers jointly issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated as of May 4, 2025, by and among Beach Acquisition Co Parent, LLC, Beach Acquisition Merger Sub, Inc. and Skechers U.S.A., Inc. (incorporated by reference to exhibit number 2.1 of the Skechers Form 8-K filed on May 5, 2025).

10.1*+	Form of Amended and Restated Limited Liability Company Agreement of Beach Acquisition Co Parent, LLC (incorporated by reference to exhibit number 10.1 of the Skechers Form 8-K filed on May 5, 2025).

10.2*	Credit Agreement, dated as of September 12, 2025, by and among Beach Acquisition Midco, LLC, as holdings, Beach Acquisition Bidco, LLC, as the borrower, the lenders from time to time party thereto, the issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the lenders and collateral agent.

10.3	Indenture, dated as of July 14, 2025, governing Beach Acquisition Bidco, LLC’s 5.250% Senior Secured Notes due 2032, by and among Beach Acquisition Bidco, LLC, as the issuer, U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, U.S. Bank Europe DAC, as registrar and transfer agent and U.S. Bank Europe DAC, UK Branch, as paying agent.

10.4

Indenture, dated as of July 14, 2025, governing Beach Acquisition Bidco, LLC’s 10.000% / 10.750% Senior PIK Toggle Notes due 2033, by and between Beach Acquisition Bidco, LLC, as issuer and U.S. Bank Trust Company, National Association, as trustee.

99.1	Joint Press Release, dated September 12, 2025.

* The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

+  Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACH ACQUISTION CO PARENT, LLC

Date: September 12, 2025	By:	/s/ Flavio Montini
	Name:	Flavio Montini
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer